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Exhibit 99.1
AXT, Inc. Second Quarter 2021 Results
July 27, 2021
Page 1 of 5

AXT, Inc. Announces Second Quarter 2021 Financial Results

Revenue Reaches $33.7 Million, 52% Over Prior Year

FREMONT, Calif., July 27, 2021 – AXT, Inc. (NasdaqGS: AXTI), a leading manufacturer of compound semiconductor wafer substrates, today reported financial results for the second quarter, ended June 30, 2021.

Management Qualitative Comments

“Our Q2 results demonstrate that the momentum in our business continues to build with major customer wins that are increasingly contributing to our revenue,” said Morris Young, chief executive officer. “The investments we’ve made over the past years in our facilities, our team, and our business processes have come at exactly the right time and are producing new opportunities. With these investments, we are able to participate in several major technology trends and are now in the supply chains of some of the most prestigious companies in the world. Our growth and record results underscore our strong competitive positioning and the expanding number of major applications for compound semiconductors.”

Second Quarter 2021 Results

●	Revenue for the second quarter of 2021 was $33.7 million, compared with $31.4 million in the first quarter of 2021 and $22.1 million for the second quarter of 2020. This is more than 52 percent growth over the second quarter of 2020.

●	Gross margin was 36.3 percent of revenue for the second quarter of 2021, compared with 36.8 percent of revenue in the first quarter of 2021 and 30.6 percent for the second quarter of 2020.

●	Operating expenses were $8.3 million in the second quarter of 2021, compared with $8.0 million in the first quarter of 2021 and $6.3 million for the second quarter of 2020.

●	Operating profit for the second quarter of 2021 was $3.9 million, compared with an operating profit of $3.6 million in the first quarter of 2021 and operating profit of $0.5 million for the second quarter of 2020.

●	Other income, net for the second quarter of 2021 was a gain of $1.6 million, compared with a gain of $1.0 million in the first quarter of 2021 and a gain of $1.4 million for the second quarter of 2020.

AXT, Inc. Second Quarter 2021 Results
July 27, 2021

●	Net income in the second quarter of 2021 was $4.4 million, or $0.10 per share, compared with net income of $3.4 million or $0.08 per share in the first quarter of 2021 and net income of $0.4 million or $0.01 per share for the second quarter of 2020.

STAR Market Listing Update

AXT previously announced on November 16, 2020 a strategic plan to access China’s capital markets and progress to an initial public offering by Beijing Tongmei Xtal Technology Co., Ltd. (“Tongmei”), its wafer manufacturing company in China, on the Shanghai Stock Exchange’s Sci-Tech innovAtion boaRd (the “STAR Market”).  The company is currently preparing required documents for submission to the STAR Market authorities.

The process of going public on the STAR Market includes several periods of review and, therefore, is a lengthy process. Tongmei expects to accomplish this goal in mid-2022. AXT has posted a brief summary of the plan and the process on its website at www.axt.com.

Conference Call

The company will host a conference call to discuss these results today at 1:30 p.m. PT. The conference call can be accessed at (844) 892-6598 (passcode 4868076). The call will also be simulcast at www.axt.com. Replays will be available at (855) 859-2056 (passcode 4868076) until August 2, 2021. Financial and statistical information to be discussed in the call will be available on the company’s website immediately prior to commencement of the call. Additional investor information can be accessed at http://www.axt.com or by calling the company’s Investor Relations Department at (510) 438-4700.

About AXT, Inc.

AXT is a material science company that develops and manufactures high-performance compound and single element semiconductor substrate wafers comprising indium phosphide (InP), gallium arsenide (GaAs) and germanium (Ge).  The company’s substrate wafers are used when a typical silicon substrate wafer cannot meet the performance requirements of a semiconductor or optoelectronic device. End markets include 5G infrastructure, data center connectivity (silicon photonics), passive optical networks, LED lighting, lasers, sensors, power amplifiers for wireless devices and satellite solar cells. AXT’s worldwide headquarters are in Fremont, California and includes sales, administration and customer service functions.  AXT has its Asia headquarters in Beijing, China and manufacturing facilities in three separate locations in China. In addition, as part of its supply chain strategy, the Company has partial ownership in ten companies in China producing raw materials for its manufacturing process. For more information, see AXT’s website at http://www.axt.com.

Forward-Looking Statements

The foregoing paragraphs contain forward-looking statements within the meaning of the Federal securities laws, including, for example, statements regarding completing other preliminary steps

AXT, Inc. Second Quarter 2021 Results
July 27, 2021

in connection with the proposed listing of shares of Tongmei on the STAR Market, being accepted to list shares of Tongmei on the STAR Market and the timing and completion of such listing of shares of Tongmei on the STAR Market. Additional examples of forward-looking statements include statements regarding the market demand for our products, our growth prospects and opportunities for continued business expansion, including technology trends and new applications, our market opportunity, our ability to lead our industry, our relocation and our expectations with respect to our business prospects and financial results. These forward-looking statements are based upon assumptions that are subject to uncertainties and factors relating to the company’s operations and business environment, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. These uncertainties and factors include but are not limited to: the withdrawal, cancellations or requests for redemptions by private equity funds in China of investments in Tongmei, the administrative challenges in satisfying the requirements of various government agencies in China in connection with the investments in Tongmei and the listing of shares of Tongmei on the STAR Market, continued open access to companies to list shares on the STAR Market, investor enthusiasm for new listings of shares on the STAR Market and geopolitical tensions between China and the United States. Additional uncertainties and factors include, but are not limited to: the timing and receipt of significant orders; the cancellation of orders and return of product; emerging applications using chips or devices fabricated on our substrates; end-user acceptance of products containing chips or devices fabricated on our substrates; our ability to bring new products to market; product announcements by our competitors; the ability to control costs and improve efficiency; the ability to utilize our manufacturing capacity; product yields and their impact on gross margins; the relocation of manufacturing lines and ramping of production; possible factory shutdowns as a result of air pollution in China; COVID-19 or other outbreaks of a contagious disease; tariffs and other trade war issues; the financial performance of our partially owned supply chain companies; policies and regulations in China; and other factors as set forth in the company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Each of these factors is difficult to predict and many are beyond the company’s control. The company does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

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FINANCIAL TABLES TO FOLLOW

AXT, Inc. Second Quarter 2021 Results
July 27, 2021

AXT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020

Revenue	$33,735	$22,134	$65,085	$42,857
Cost of revenue	21,497	15,366	41,311	30,567
Gross profit	12,238	6,768	23,774	12,290
Operating expenses:
Selling, general and administrative	5,795	4,747	11,365	9,496
Research and development	2,537	1,543	4,942	2,950
Total operating expenses	8,332	6,290	16,307	12,446
Income (loss) from operations	3,906	478	7,467	(156)
Interest income (expense), net	39	(39)	(11)	(68)
Equity in income (loss) of unconsolidated joint ventures	1,502	(168)	2,613	(288)
Other income (expense), net	61	1,608	(50)	2,974
Income before provision for income taxes	5,508	1,879	10,019	2,462
Provision for income taxes	893	920	1,639	1,286
Net income	4,615	959	8,380	1,176
Less: Net income attributable to noncontrolling interests	(230)	(598)	(570)	(993)
Net income attributable to AXT, Inc.	$4,385	$361	$7,810	$183
Net income attributable to AXT, Inc. per common share:
Basic	$0.11	$0.01	$0.19	$0.00
Diluted	$0.10	$0.01	$0.18	$0.00
Weighted-average number of common shares outstanding:
Basic	41,248	39,973	41,124	39,891
Diluted	42,727	40,750	42,725	40,543

AXT, Inc. Second Quarter 2021 Results
July 27, 2021

AXT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	June 30,	December 31,
	2021	2020

ASSETS
Current assets:
Cash and cash equivalents	$52,783	$72,602
Short-term investments	2,751	240
Accounts receivable, net	33,473	24,558
Inventories	58,926	51,515
Prepaid expenses and other current assets	16,509	15,603
Total current assets	164,442	164,518
Long-term investments	2,944	5,726
Property, plant and equipment, net	127,241	115,825
Operating lease right-of-use assets	2,504	2,683
Other assets	12,273	10,110
Total assets	$309,404	$298,862
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,130	$12,669
Accrued liabilities	11,547	15,995
Bank loan	10,533	10,411
Total current liabilities	38,210	39,075
Noncurrent operating lease liabilities	2,156	2,374
Other long-term liabilities	1,693	1,881
Total liabilities	42,059	43,330

Redeemable noncontrolling interests	50,083	47,563

Stockholders’ equity:
Preferred stock	3,532	3,532
Common stock	42	42
Additional paid-in capital	228,411	230,381
Accumulated deficit	(36,735)	(44,545)
Accumulated other comprehensive income	4,533	3,209
Total AXT, Inc. stockholders’ equity	199,783	192,619
Noncontrolling interests	17,479	15,350
Total stockholders’ equity	217,262	207,969
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$309,404	$298,862